UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

December 10, 2020

RAYONIER ADVANCED MATERIALS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36285	46-4559529
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 Riverplace Boulevard, Jacksonville, Florida 32207
(Address of principal executive offices) (Zip Code)

(904) 357-4600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	RYAM	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 10, 2020, Rayonier A.M. Products Inc. (the “Company”), a wholly owned subsidiary of Rayonier Advanced Materials Inc. (“RYAM”), entered into a five-year senior secured asset-based revolving credit agreement (the “ABL Credit Agreement”), with the lenders party thereto, the issuing banks party thereto and Bank of America N.A., as administrative and collateral agent, providing for an asset-based revolving credit facility (the “ABL Credit Facility”), in which the borrowing availability is primarily based on the value of certain of RYAM’s, the Company’s, and certain of RYAM’s subsidiaries’ assets, including the levels of certain eligible accounts receivable and inventory in the United States and Canada.

The maximum availability under the ABL Credit Facility is $200 million available to the Company for revolving loans in U.S. Dollars, including (i) a $100 million sublimit for the issuance of letters of credit and (ii) a $20 million sublimit for swingline loans. Subject to the availability under the borrowing base, the Company may make and repay borrowings from time to time until the maturity of the ABL Credit Facility. The Company may make voluntary prepayments of borrowings at any time and must make mandatory prepayments if certain events occur. The ABL Credit Facility will mature, and lending commitments thereunder will terminate, on the date that is the earlier of (x) the fifth anniversary of the first date on which the commitments thereunder become available to the Company (the “closing date”), and (y) the date that is 121 days prior to the earliest stated maturity date of the Notes (as defined below), the Company’s 5.50% Senior Notes due 2024, and certain other specified indebtedness and/or any refinancing debt in respect of the foregoing with a maturity date prior to the date that is 121 days after the closing date. Upon the maturity of the ABL Credit Facility, all of the obligations outstanding under the ABL Credit Facility will become due. The interest rate for borrowings under the ABL Credit Facility is LIBOR (subject to a floor of 25 basis points) plus a margin of 225-275 basis points per annum, depending on availability and the Company’s total leverage ratio. The rate for undrawn commitments is 37.5 basis points per annum.

The proceeds of the ABL Credit Facility may be used for working capital and other general corporate purposes for RYAM and its subsidiaries (including to rollover or to issue back to back letters of credit with respect to the outstanding letters of credit issued under the Company’s existing senior secured credit agreement) and to pay fees and expenses incurred in connection with the transactions described herein.

The ABL Credit Agreement also allows the Company to increase the availability thereunder or add term loans on a “last-out” basis up to a maximum amount of $50 million.

The Company’s obligations under the ABL Credit Agreement are guaranteed by certain of RYAM’s U.S. and Canadian subsidiaries. The commitments under the ABL Credit Facility will become available subject to satisfaction of customary conditions, including execution and delivery of security documents, pursuant to which the obligations under the ABL Credit Facility will be secured by certain U.S. and Canadian assets, including a first priority lien on inventory, accounts receivable and bank accounts. The ABL Credit Agreement will also be secured by second priority liens on certain of the assets securing the Notes, and the Notes will have second priority liens on certain of the assets securing the ABL Credit Agreement. An intercreditor agreement will govern the treatment of such collateral securing the ABL Credit Agreement and the Notes.

The ABL Credit Agreement contains covenants customary for financings of this type restricting RYAM’s, the Company’s and the restricted subsidiaries’ activities. There are exceptions to these covenants, some of which are only applicable when unused availability falls below specified thresholds. In addition, the ABL Credit Agreement includes, as a financial covenant, a springing fixed charge coverage ratio which arises when availability falls below a specified threshold.

The ABL Credit Agreement contains customary events of default for financings of this type, including payment failures, breaches of representations and warranties, failure to comply with covenants, defaults in respect of other indebtedness, bankruptcy, insolvency and inability to pay debts when due, material judgments, pension plan terminations or specified underfunding, failure of certain provisions of any guarantee or security document supporting the ABL Credit Facility to be in full force and effect and change of control. If an event of default occurs under the ABL Credit Agreement, subject to any applicable grace period, the lenders will be permitted to terminate their commitments, declare immediately payable all borrowings under the ABL Credit Facility and foreclose on the collateral.

The above summary of the material terms of the ABL Credit Facility does not purport to be complete and is qualified in its entirety by reference to the ABL Credit Agreement, a copy of which is expected to be filed as an exhibit to RYAM’s Current Report on Form 8-K with respect to the closing of the offering of the Notes.

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information set forth above in Item 1.01 is incorporated by reference into this Item 2.03.

ITEM 8.01.	OTHER EVENTS

On December 10, 2020, RYAM issued a press release announcing that the Company has priced a private offering (the “Offering”) of $500 million aggregate principal amount of 7.625% senior secured notes due 2026 (the “Notes”). A copy of RYAM’s press release is attached hereto as Exhibit 99.1, which is incorporated by reference herein.

This report is neither an offer to sell nor a solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of, the Notes or any other securities in any jurisdiction in which such offer, solicitation or sale is unlawful. The Offering is made only by, and pursuant to, the terms set forth in the related Preliminary Offering Memorandum.

Forward-Looking Statements

Certain statements in this document regarding anticipated financial, business, legal or other outcomes, including business and market conditions, outlook and other similar statements relating to Rayonier Advanced Materials’ future events, developments, or financial or operational performance or results, are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are identified by the use of words such as “may,” “will,” “should,” “expect,” “estimate,” “believe,” “intend,” “forecast,” “anticipate,” “guidance,” and other similar language. However, the absence of these or similar words or expressions does not mean a statement is not forward-looking. While we believe these forward-looking statements are reasonable when made, forward-looking statements are not guarantees of future performance or events and undue reliance should not be placed on these statements. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance these expectations will be attained and it is possible actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Certain important factors that could cause actual results or events to differ materially from those expressed in forward-looking statements that may have been made in this document are described or will be described in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K, including those described under “Risk Factors” in Item 1A of such document, and Quarterly Reports on Form 10-Q. Rayonier Advanced Materials assumes no obligation to update these statements except as is required by law.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press release dated December 10, 2020, announcing the pricing of a private offering by the Company of senior secured notes

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 10, 2020	RAYONIER ADVANCED MATERIALS INC.

	By:	/s/ Richard Colby Slaughter
Richard Colby Slaughter
Vice President, General Counsel and Corporate Secretary